UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2010

Comm Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-17455	23-2242292
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North State Street, Clarks Summit, PA	18411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (570)586-0377

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 31, 2009, Community Bank and Trust Co., a wholly owned subsidiary of Comm Bancorp, Inc., issued an aggregate of $8.0 million of subordinated notes (the “Notes”), on a private placement basis, only to accredited investors. The Notes have an original term of seven years, with the principal payable on the maturity date of December 31, 2016. The Notes bear interest, payable on January 1, April 1, July 1, and October 1 each year, at a fixed interest rate of 8.0% per year. Beginning on January 1, 2012, Community Bank and Trust Co. may, at its option, subject to required regulatory approvals, redeem some or all of the Notes on any Interest Payment Date at a redemption price of 100% of the principal amount of the redeemed Notes, plus any accrued but unpaid interest.

Community Bank and Trust Co. expects to utilize most of the net proceeds from the sale of the Notes to strengthen its capital position as the Notes are intended to qualify as Tier II capital for regulatory purposes.

This description of the Notes does not purport to be complete and is qualified in its entirety by reference to the Form of Subordinated Note Certificate which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Form of Subordinated Note Certificate

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Comm Bancorp, Inc.
(Registrant)

Date: January 6, 2010	By:	/s/ Scott A. Seasock
Scott A. Seasock Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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